AMENDED SCHEDULE A
                                     TO THE
                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     BETWEEN
                         HERITAGE ASSET MANAGEMENT, INC.
                                       AND
                              HERITAGE SERIES TRUST


         As compensation pursuant to section 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Series Trust (the "Trust"), the Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

      For the Heritage Aggressive Growth Fund and Small Cap Stock Fund:

      Average Daily                                 Advisory Fee as % of
        Net Assets                                Average Daily Net Assets
      -------------                               ------------------------

      Up to and including $50 million                     1.00%
      In excess of $50 million                             .75%

      For the Heritage Growth Equity Fund, Mid Cap Stock Fund and Value Equity
      Fund:

      Average Daily                                 Advisory Fee as % of
        Net Assets                                Average Daily Net Assets
      -------------                               ------------------------

      All                                                  .75%

      For the Heritage Technology Fund:

      Average Daily                                 Advisory Fee as % of
        Net Assets                                Average Daily Net Assets
      --------------                              ------------------------

      Up to and including $100 million                    1.00%

      In excess of $100 million                            .75%

      For the Heritage International Equity Fund:

              Average Daily                         Advisory Fee as % of
                Net Assets                        Average Daily Net Assets
              -------------                       -------------------------

              All                                         1.00%




Dated March 29, 1993, as last amended on April 3, 2002